                                                                     Exhibit 7.1






                         AUTOMATIC REINSURANCE AGREEMENT

                                     Between

                  GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK
                               New York, New York

                                       And

                       SWISS RE LIFE & HEALTH AMERICA INC.
                               New York, New York

          This Agreement will be referred to as Agreement No. SA716-98

                         AUTOMATIC REINSURANCE AGREEMENT

                                    Contents

ARTICLE I        Scope of Agreement

ARTICLE II       Commencement & Termination of Liability

ARTICLE III      Oversights - Clerical Errors

ARTICLE IV       Mortality Net Amount At Risk

ARTICLE V        Reinsurance Premiums

ARTICLE VI       Reinsurance Administration

ARTICLE VII      Settlement of Claims

ARTICLE VIII     Tax Credits

ARTICLE IX       Regulatory Compliance

ARTICLE X        Inspection of Records

ARTICLE XI       Insolvency

ARTICLE XII      Arbitration

ARTICLE XIII     Rights of Offsetting Balances Due

ARTICLE XIV      Contract and Program Changes

ARTICLE XV       Federal Taxes

ARTICLE XVI      Parties to Agreement

ARTICLE XVII     Entire Agreement

ARTICLE XVIII    Confidentiality

ARTICLE XIX      Duration of Agreement

ARTICLE XX       Severability

   Signature Page

   EXHIBIT A -   Variable Annuities Covered Under This Agreement

   EXHIBIT B -   Investment Funds

   EXHIBIT C -   Experience Refund and Loss Carryforward Definitions and
                 Formulae

                         AUTOMATIC REINSURANCE AGREEMENT

THIS AGREEMENT between the GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK, a corporation organized under the laws of the State of New York, hereinafter referred to as the "Company", and SWISS RE LIFE & HEALTH AMERICA INC., a corporation organized under the laws of the State of New York, hereinafter referred to as "Swiss Re Life & Health", WITNESSETH AS FOLLOWS:

                                    ARTICLE I

                               Scope of Agreement

     1. On and after the 1st day of June, 1998, the Company shall automatically reinsure with Swiss Re Life & Health, and Swiss Re Life & Health shall automatically accept, a 100% quota share of the mortality net amount at risk, as defined in Article IV, generated prior to annuitization or complete surrender by the contract owner, by the Guaranteed Minimum Death Benefit provisions within the variable annuity contracts issued by the Company, as set forth in Exhibit A.

     2. Swiss Re Life & Health's maximum liability on any one life reinsured hereunder shall be Two Million Dollars ($2,000,000), multiplied by the quota share percentage reinsured by Swiss Re Life & Health specified in paragraph 1 of this Article, and calculated as specified in Article IV of this Agreement.

     3. This Agreement covers only the Company's liability for claims paid under variable annuity contracts written on the contract forms specified in Exhibit A and supported by investment funds that were reviewed by Swiss Re Life & Health prior to their issuance.

                                      -1-

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                                   ARTICLE II

                     Commencement & Termination of Liability

     1. On reinsurance ceded under the terms of this Agreement, the liability of Swiss Re Life & Health shall commence simultaneously with that of the Company, and shall terminate upon the earliest of annuitization, surrender or termination in accordance with Article XIX.

     2. Swiss Re Life & Health shall be liable to reimburse claims on only those deaths where the date of death is on or after June 1, 1998, in accordance with
Article VII.

                                   ARTICLE III

                          Oversights - Clerical Errors

     1. Should either the Company or Swiss Re Life & Health fail to comply with any of the terms of this Agreement, and if this is shown to be unintentional and the result of a misunderstanding, oversight or clerical error on the part of either the Company or Swiss Re Life & Health, then this Agreement shall not be deemed abrogated thereby, but both companies shall be restored to the position they would have occupied had no such oversight, misunderstanding, or clerical error occurred. Such conditions are to be reported and corrected promptly after discovery.

     2. If the Company or Swiss Re Life & Health discovers that the Company did not cede reinsurance on a contract it should have reinsured under this Agreement, the Company may be required to audit its records, at the request of Swiss Re Life & Health, to determine if reinsurance was unreported on any other contracts. The Company is expected to take the necessary actions to ensure that similar oversights do not recur. If Swiss Re Life & Health receives no evidence that the Company has taken action to remedy such a situation, Swiss Re Life & Health reserves the right to limit its liability to reported contracts only.

     3. Any negligent or deliberate acts or omissions by the Company regarding the insurance or reinsurance provided are the responsibility of the Company and its liability insurer, if any, but not that of Swiss Re Life & Health.

                                   ARTICLE IV

                          Mortality Net Amount At Risk

     1. The mortality net amount at risk for each variable annuity contract reinsured hereunder shall be calculated as of the last day of each calendar month and shall be equal to the difference between the death benefit and the account value of the annuity. The reinsured mortality net amount at risk shall not be less than zero and shall not be greater than the product of Two Million Dollars ($2,000,000) per life and the quota share percentage set forth in
Article I. The death benefit and the contract value will be as described in the variable annuity contract forms specified in Exhibit A.

                                    ARTICLE V

                              Reinsurance Premiums

     1. Reinsurance premiums shall be calculated on a monthly basis. The premium rates for each issue age bracket shall be averaged, weighted by the relative account value of each issue age bracket. This weighted average premium rate shall be applied to the average aggregate account value over the reporting period. At least annually, there will be a "true-up" to account for the difference between issue age distribution at "true-up" date and assumed issue age distribution.

          The current monthly premium rates shall be equal to the following basis points for the following issue ages:

          Issue Ages                Current Reinsurance Premium

          Standard Benefit for Issue Ages 0 through 80 -- Six Year Reset

          0-49                                0.2083
          50-59                               0.3750
          60-64                               0.6250
          65-69                               0.7917
          70-80                               1.3750

          Standard Benefit for Issue Ages 81 through 85 -- Return of Premium

          81-85                               2.0833

The total reinsurance premium in any month shall at least equal One Thousand Five Hundred Dollars ($1,500).

     2. The current monthly reinsurance premium rate shall be in effect for a minimum of 20 years from the effective date of this reinsurance Agreement. Thereafter, it may be increased based on future expectations, but not beyond the guaranteed maximum monthly premium rate equal to the following basis points for the following issue ages:

          Issue Ages                Guaranteed Maximum Reinsurance Premium

          Standard Benefit for Issue Ages 0 through 80 -- Six Year Reset

          0-49                                0.5000
          50-59                               0.9167
          60-64                               1.4167
          65-69                               1.9167
          70-80                               2.8333

          Standard Benefit for Issue Ages 81 through 85 - Return of Premium

          81-85                               4.1667

     3. The monthly reinsurance premium shall be due and payable as described in
Article VI. Swiss Re Life & Health reserves the right to charge interest on premiums not remitted in accordance with the schedule set forth in Article VI. The interest rate payable by the Company to Swiss Re Life & Health for overdue premiums shall be the 90 Day Federal Government Treasury Bill rate as first published in the Wall Street Journal in the month following the end of the billing period plus 50 basis points. The method of calculation shall be simple interest "Bankers' Rule" (or 360 day year).

     4. The reinsurance premium structure described above shall remain in effect as long as the death benefit design, the contract fees, the mortality and expense charges, the administration fees, and the surrender charges in effect at the inception of this Agreement remain unchanged.

                                   ARTICLE VI

                           Reinsurance Administration

     1. Within thirty (30) days of the end of each calendar month, the Company will furnish Swiss Re Life & Health a separate electronic report for each Guaranteed Minimum Death Benefit design specified in Exhibit A, valued as of the last day of that month. Each report will indicate for all inforce annuities reinsured hereunder:

               a) Annuitant's name, sex, date of birth, issue age and social security number

               b) Owner's name, sex, date of birth, issue age and social security number

               c)   Contract number

               d)   Contract issue date

               e)   Contract form number

               f)   Tax status

               g) Current contract value in total and by funding vehicle, if any

               h)   Current cash surrender value

               i)   Cumulative net considerations

               j)   Current Minimum Guaranteed Death Benefit

               k)   Current contract death benefit

               l)   Current contract mortality risk amount

     2. Additionally, within thirty (30) days of the end of each calendar month, the Company will furnish Swiss Re Life & Health with a separate seriatim termination report, indicating the following:

               a)   Termination by death, including cause of death

               b)   Termination by lapse

               c)   Termination by annuitization

     3. Additionally, within thirty (30) days of the end of each calendar month, the Company will furnish Swiss Re Life & Health a separate paper report summarizing the following data:

               a)   Reinsurance premiums due Swiss Re Life & Health

               b)   Death claim reimbursements due the Company

               c)   Total number of contracts reinsured

               d)   Total current contract value

               e)   Total cumulative net considerations

               f)   Total current Guaranteed Minimum Death Benefit

               g)   Total current death benefit

               h)   Total current mortality risk amount

     4. If the net balance is due Swiss Re Life & Health, the amount due shall be remitted with the report statement. If the net balance is due the Company, Swiss Re Life & Health shall remit the amount to the Company within ten (10) days of the receipt of the report.

                                   ARTICLE VII

                              Settlement of Claims

     1. The claims that are eligible for reimbursement are only those that the Company is required to pay on deaths that occur on or after the effective date of this Agreement.

     2. In the event the Company provides satisfactory proof of claim to Swiss Re Life & Health, claim settlements made by the Company shall be unconditionally binding on Swiss Re Life & Health.

     3. The death claim reimbursed by Swiss Re Life & Health shall be determined as of the date due proof of death is received at the Company's Annuity Service office.

     4. Within thirty (30) days of the end of each month, the Company shall notify Swiss Re Life & Health of the reinsured death benefits paid in that month and Swiss Re Life & Health shall reimburse the Company, as provided in Article VI, for the reinsured benefits.

     5. Settlements by Swiss Re Life & Health shall be in a lump sum regardless of the mode of payment made by the Company to the beneficiary.

                                  ARTICLE VIII

                                   Tax Credits

     1. Swiss Re Life & Health shall not reimburse the Company for state premium taxes.

                                   ARTICLE IX

                              Regulatory Compliance

     1. Swiss Re Life & Health agrees to comply with all regulatory directives required to permit the Company to receive statutory reserve credit for the reinsurance ceded under this Agreement.

     2. The Company warrants that it has secured all necessary federal and state licenses and approvals, and that it is operating in compliance with federal investment laws and state investment and insurance laws and regulations.

                                    ARTICLE X

                              Inspection of Records

     1. Swiss Re Life & Health, or its duly appointed representatives, shall have the right at all reasonable times and for any reasonable purpose to inspect at the office of the Company all records referring to reinsurance ceded to Swiss Re Life & Health.

                                   ARTICLE XI

                                   Insolvency

     1. A party to this Agreement will be deemed "insolvent" when it:

          (a) Applies for or consents to the appointment of a receiver, rehabilitator, conservator, liquidator or statutory successor (hereinafter referred to as the Authorized Representative) of its properties or assets; or

          (b)  Is adjudicated as bankrupt or insolvent; or

          (c) Files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors or takes advantage of any bankruptcy, dissolution, liquidation, or similar law or statute; or

          (d) Becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the party's domicile.

     2. In the event of the insolvency of the Company, all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by Swiss Re Life & Health directly to the Company or to its Authorized Representative on the basis of the liability of the Company under the contract or contracts reinsured without diminution because of the insolvency of the Company. It is understood, however, that in the event of the insolvency of the Company, the Authorized Representative of the insolvent Company shall give written notice of the pendency of a claim against the insolvent Company on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that, during the pendency of such claim, Swiss Re Life & Health may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or to its Authorized Representative

     3. It is further understood that the expense thus incurred by Swiss Re Life & Health shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by Swiss Re Life & Health. Where two or more assuming insurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Reinsurance Agreement as though such expense had been incurred by the Company.

     4. In the event of the insolvency of Swiss Re Life & Health and the appointment of receivers therefor; the liability of Swiss Re Life & Health shall not terminate but shall continue with respect to the reinsurance ceded to Swiss Re Life & Health by the Company prior to the date of such insolvency or appointment.

                                   ARTICLE XII

                                   Arbitration

     1 . In the event of any difference arising hereafter between the contracting parties with reference to any transaction under this Agreement, the same shall be referred to three arbitrators who must be current or former executive officers of life insurance or life reinsurance companies other than the two parties to this Agreement or their affiliates, each of the contracting companies to appoint one of the arbitrators and such two arbitrators to select the third. If either party refuses or neglects to appoint an arbitrator within 60 days after receipt of the written request for arbitration, the other party may appoint a second arbitrator.

     2. If the two arbitrators fail to agree on the selection of a third arbitrator within 60 days of their appointment, each of them shall name three individuals, of whom the other shall decline two, and the decision shall be made by drawing lots.

     3. The arbitrators shall consider this Reinsurance Agreement not merely as a legal document but also as a gentlemen's agreement. In resolving the dispute, the arbitrators will give full consideration to the customs and practices of the life insurance and life reinsurance industry, insofar as they are not in conflict with the specific terms of this Agreement. The arbitrators shall decide by a majority vote. There shall be no appeal from their written decision.

     4. Unless the arbitrators decide otherwise, each party shall bear the expense of its own arbitration, including its arbitrator and outside attorney fees, and shall jointly and equally bear with the other party the expense of the third arbitrator. Any remaining costs of the arbitration proceedings shall be apportioned by the Board of Arbitrators.

                                  ARTICLE XIII

                        Right of Offsetting Balances Due

     1. The Company and Swiss Re Life & Health shall have, and may exercise at any time, the right to offset any balance or balances due one party to the other, its successors or assigns, against balances due the other party under this Agreement or under any other Agreements or Contracts previously or subsequently entered into between the Company and Swiss Re Life & Health. This right of offset shall not be affected or diminished because of insolvency of either party to this Agreement.

                                  ARTICLE XIV

                          Contract and Program Changes

     1. The Company may amend, substitute, add or delete variable investment funds to the separate accounts supporting the annuity contract as described in the contract general provisions. No such change will be made by the Company without prior notification to Swiss Re Life & Health and without the prior approval of the Securities and Exchange Commission, if necessary. The Company agrees to maintain at all times a satisfactory selection of core investment options with characteristics similar to those listed in Exhibit B.

     2. The Company shall also give Swiss Re Life & Health advance notice of any other changes to its annuity product design, its fees and charges, its distribution systems and/or methods, or the addition of any riders to any contract form reinsured hereunder.

     3. Should any such change result in a material increase in the reinsured net amount at risk and/or material decrease in the reinsurance premiums due, Swiss Re Life & Health shall have the right to modify any of the terms of this Agreement.

                                   ARTICLE XV

                                  Federal Taxes

     1. The Company and Swiss Re Life & Health hereby agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulation issued December 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective as of the Effective Date of this Agreement and for all subsequent taxable years for which this Agreement remains in effect.

          (a) The term "party" will refer to either the Company or Swiss Re Life & Health, as appropriate.

          (b) The terms used in this Article are defined by reference to Regulation 1.848-2 in effect December 1992.

          (c) The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1).

          (d) Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

          (e) The Company will submit a schedule to Swiss Re Life & Health by May 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement stating that the Company will report such net consideration in its tax return for the preceding calendar year.

          (f) Swiss Re Life & Health may contest such calculation by providing an alternative calculation to the Company by June 1. If Swiss Re Life & Health does not so notify the Company, the Company will report the net consideration as determined by the Company in the Company's tax return for the previous calendar year.

          (g) If Swiss Re Life & Health contests the Company's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount by July 1. If the Company and Swiss Re Life & Health reach agreement on an amount of the net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

     2. Swiss Re Life & Health and the Company represent and warrant that they are subject to U.S. taxation under Subchapter L of Chapter 1 of the Internal Revenue Code.

                                   ARTICLE XVI

                              Parties to Agreement

     1. This Agreement is an indemnity reinsurance agreement solely between the Company and Swiss Re Life & Health. The acceptance of reinsurance hereunder shall not create any right or legal relation whatever between Swiss Re Life & Health and the annuitant, owner, beneficiary or any other party under any contracts of the Company which may be reinsured hereunder, and the Company shall be and remain solely liable to such parties under such contracts reinsured hereunder.

     2. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

                                  ARTICLE XVII

                                 Confidentiality

     1. All matters with respect to this Agreement require the utmost good faith of both parties. Both the Company and Swiss Re Life & Health shall hold confidential and not disclose or make competitive use of any shared proprietary information unless otherwise agreed to in writing, or unless the information otherwise becomes publicly available or the disclosure of which is required for retrocession purposes or has been mandated by law or is duly required by external auditors.

                                  ARTICLE XVIII

                                Entire Agreement

     1. This Agreement shall constitute the entire agreement between the parties with respect to business reinsured hereunder. There are no understandings between the parties other than as expressed in this Agreement and any change or modification of this Agreement shall be null and void unless made by amendment to the Agreement and signed by both parties.

                                   ARTICLE XIX

                              Duration of Agreement

     1. This Agreement shall be unlimited as to its duration but may be reduced or terminated as provided in this Article, below.

     2. This Agreement shall be open for new business for a minimum of three (3) years as measured from the effective date of this agreement. Any time on or after the third anniversary of this Agreement and upon 180 days written notice, either the Company or Swiss Re Life & Health may either cancel this Agreement for new business unilaterally or amend the terms of reinsurance for new business by mutual agreement.

     3. Any time on or after the fifteenth anniversary of this Agreement, the Company may, upon 90 days written notice, irrevocably elect to cancel the reinsurance in force under this Agreement, provided the loss carryforward, calculated as described in Exhibit C of this Agreement, is non-negative. Upon election, the reinsurance shall be recaptured at a constant rate by reducing the quota share percentage set forth in Article I, paragraph 1, by 2.78% per month. The reduction shall begin in the month of election and continue for 36 consecutive months. The quota share percentage will then be equal to 0% and the reinsurance ceded hereunder will be fully recaptured and this Agreement will then be terminated.

     4. Should the Company fail to pay reinsurance premiums when due, Swiss Re Life & Health may give the Company 30 days notice, after reinsurance premiums are 90 days or more in arrears, that reinsurance coverage on the affected reinsurance is suspended. The reinsurance coverage will be reinstated at the option of Swiss Re Life & Health upon receipt of all the overdue premiums. However, Swiss Re Life & Health shall have no liability for claims that occur during a period of suspension. Also, suspension of reinsurance coverage shall not relieve the Company of liability for premiums due Swiss Re Life & Health.

                                   ARTICLE XX

                                  Severability

     1. If any provision of this Agreement is determined to be invalid or unenforceable, such determination will not affect or impair the validity or the enforceability of the remaining provisions of this Agreement.

IN WITNESS WHEREOF, the Company and Swiss Re Life & Health have caused their names to be subscribed and duly attested hereunder by their respective Authorized Officers.

GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK


By: /s/ Illegible                         Attest: /s/ Illegible
    --------------------------                    -----------------------------
Title: President                          Title: Vice President
Date:  7/20/98                            Date:  7/20/98


SWISS RE LIFE & HEALTH AMERICA INC.


By: /s/ Illegible                         Attest: /s/ Illegible
    --------------------------                    -----------------------------
Title: Vice President, NTP                Title: Reinsurance Service Officer
Date:  August 10, 1998                    Date:  August 11, 1998

                                    EXHIBIT A

                 Variable Annuities Covered Under This Agreement

I.   Contract Data for New York Issues Only

     Product Name           GELACNY Variable Annuity
     Contract Form Number   NY1066 6/97

II.  Issue Dates Covered

     Contracts issued on or after June 1, 1998

III. Guaranteed Minimum Death Benefit Design

     Standard Benefit for Issue Ages 0-80
     Six Year Reset

     Standard Benefit for Issue Ages 81-85
     Return of Premium

                                    EXHIBIT B

                                Investment Funds

GE Capital Life Separate Account II

The Alger American Fund
   Alger American Small Capitalization Portfolio
   Alger American Growth Portfolio

Fidelity Variable Insurance Products Fund
   Equity - Income Portfolio
   Growth Portfolio
   Overseas Portfolio

Fidelity Variable Insurance Products Fund II
   Asset Manager Portfolio
   Contrafund Portfolio

Fidelity Variable Insurance Products Fund III
   Growth & Income Portfolio
   Growth Opportunities Portfolio

Federated Insurance Series
   Federated Utility Fund II
   Federated High Income Bond Fund II
   Federated American Leaders Fund II

Janus Aspen Series
   Balanced Portfolio
   Flexible Income Portfolio
   Growth Portfolio
   Aggressive Growth Portfolio
   Worldwide Growth Portfolio
   International Growth Portfolio
   Capital Appreciation Portfolio

GE Investments Funds Inc.
   Money Market Fund
   Income Fund
   S&P 500 Index Fund
   Total Return Fund
   International Equity Fund
   Real Estate Securities Fund
   Global Income Fund
   Value Equity Fund
   U. S. Equity Fund

                                    EXHIBIT B

Oppenheimer Variable Account Funds
   Oppenheimer High Income Fund
   Oppenheimer Bond Fund
   Oppenheimer Aggressive Growth Fund
   Oppenheimer Growth Fund
   Oppenheimer Multiple Strategies Fund

PBHG Insurance Series Fund, Inc.
   Growth II Portfolio
   Large Cap Growth Portfolio

Goldman Sachs Asset Management, Inc.
   Goldman Sachs Growth and Income Fund
   Goldman Sachs Mid Cap Equity Fund

                                    EXHIBIT C

                                Loss Carryforward
                            Definitions and Formulae

t              = current month

q              = current quarter

EAV//t//       = Sum total of Swiss Re Life & Health's quota share percentage of account values at end of month t

Avg. AV//t//   = 50% of (EAV//t-1// + EAV//t//)

EGMDB//t//     = Sum total of Swiss Re Life & Health's quota share percentage of guaranteed minimum death benefits at end of month t

Avg. GMDB//t// = 50% of (EGMDB//t-1// + EGMDB//t-1//)

APR            = annualized premium rate for each product combination

MPR            = Monthly premium rate for each product combination

               = (APR/12)

RP//t//        = Reinsurance premiums due at end of month t

DBR//t//       = Death benefit recoveries in month t
               = Sum of individual reinsured variable net risk amounts
                 reimbursed upon death

DBR//o//       = 0

MEC//t//       = Monthly expense charge for month t, applied to average
                 aggregate account value over the month
               = (2.0 basis points/12) x Avg. AV//t//

MEC//o//       = 0

CFWD//t//      = Carryforward from month (t-1), adjusted for interest
               = [AdjP//t-1// x (1+CIR//t//)]

CFWD//1//      = 0

CIR//t//       = Carryforward interest rate for month t
               = (Avg. U.S. Treasury bill rate for month t + 2.0%)/12

AdjP//t//      = Adjusted profit for all products reinsured hereunder for month t
               = RP//t//-DBR//t//-MEC//t//+CFWD//t//

AdjP//o//      = 0

AdjP//y//      = Adjusted profit for calendar year y

PR//y//        = Payout ratio for year y
               = .1.0 if AdjP//y// > 0, otherwise 0

Note: This Loss Carryforward methodology will be applied to all classes of risks reinsured under this agreement as though they were one class.

                                AMENDMENT NO. III

                     To the Automatic Reinsurance Agreement
                                   (SA716-98)

                                   Between the

                  GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK

                                       And

                       SWISS RE LIFE & HEALTH AMERICA INC.

Except as hereinafter specified, all terms and conditions of the Automatic Reinsurance Agreement effective the 1st day of June, 1998, amendments and addenda attached thereto, shall apply, and this Amendment is to be attached to and made a part of the aforesaid Agreement.

It is mutually agreed that effective the 31st day of May, 2001, the New Business facilities provided under this Agreement are closed and this Agreement is hereby terminated for New Business.

IN WITNESS WHEREOF, the Company and Swiss Re Life & Health have caused their names to be subscribed and duly attested hereunder by their respective Authorized Officers.

GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK


Attest:/s/ Illegible                        By: /s/ Illegible
       ------------------------------           --------------------------------
Title: Sr. Vice President                   Title: Sr. Vice President, Illegible
Date:  May 22, 2000                         Date:  May 22, 2000


SWISS RELIFE & HEALTH AMERICA INC.


By:  /s/ Illegible                          Attest:/s/ Illegible
     --------------------------------              -----------------------------
Title: Vice President                       Title: Vice President
Date : May 5, 2000                          Date : May 5, 2000

                                AMENDMENT NO. II

                     To the Automatic Reinsurance Agreement
                                   (SA716-98)

                                   Between the

                 GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK

                                      And

                       SWISS RE LIFE & HEALTH AMERICA INC.

Except as hereinafter specified, all terms and conditions of the Automatic Reinsurance Agreement effective the 1st day of June, 1998, amendments and addenda attached thereto, shall apply, and this Amendment is to be attached to and made a part of the aforesaid Agreement.

It is mutually agreed that effective the 1st day of May, 2000, Exhibit B, Investment Funds, is expanded as attached.

IN WITNESS WHEREOF, the Company and Swiss Re Life & Health have caused their names to be subscribed and duly attested hereunder by their respective Authorized Officers.

GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK


By: /s/ Illegible                           Attest: /s/ Illegible
    ------------------------------                 -----------------------------
Title: Sr. Vice President                   Title: Vice President
Date:  May 22, 2000                         Date:  May 22, 2000


SWISS RE LIFE & HEALTH AMERICA INC.


By: /s/ Illegible                           Attest: /s/ Illegible
    ------------------------------                 -----------------------------
Title: Vice President                       Title: Vice President
Date:  April 25, 2000                       Date:  April 25, 2000

                                    EXHIBIT B

                                Investment Funds

GE Capital Life Separate Account II

   The Alger American Fund
      Alger American Small Capitalization Portfolio
      Alger American Growth Portfolio

   Fidelity Variable Insurance Products Fund
      Equity - Income Portfolio
      Growth Portfolio
      Overseas Portfolio

   Fidelity Variable Insurance Products Fund II
      Asset Manager Portfolio
      Contrafund Portfolio

   Fidelity Variable Insurance Products Fund III
      Growth & Income Portfolio
      Growth Opportunities Portfolio

   Federated Insurance Series
      Federated Utility Fund II
      Federated High Income Bond Fund II
      Federated American Leaders Fund II

   Janus Aspen Series
      Balanced Portfolio
      Flexible Income Portfolio
      Growth Portfolio
      Aggressive Growth Portfolio
      Worldwide Growth Portfolio
      International Growth Portfolio
      Capital Appreciation Portfolio
      Global Technology                         (added May 1, 2000)
      Global Technology Life Sciences           (added May 1, 2000)

   GE Investments Funds Inc.
      Money Market Fund
      Income Fund
      S&P 500 Index Fund
      Total Return Fund
      International Equity Fund
      Real Estate Securities Fund
      Global Income Fund
      Value Equity Fund
      U. S. Equity Fund

                                    EXHIBIT B

   Oppenheimer Variable Account Funds
      Oppenheimer High Income Fund
      Oppenheimer Bond Fund
      Oppenheimer Aggressive Growth Fund
      Oppenheimer Growth Fund
      Oppenheimer Multiple Strategies Fund

   PBHG Insurance Series Fund, Inc.
      Growth II Portfolio
      Large Cap Growth Portfolio

   Goldman Sachs Asset Management, Inc.
      Goldman Sachs Growth and Income Fund
      Goldman Sachs Mid Cap Equity Fund

   Salomon Brothers Variable Series
      Salomon Brothers Variable Investors Fund       (added October 12, 1998)
      Salomon Brothers Variable Total Return Fund (added October 12, 1998) Salomon Brothers Variable Strategic Bond Fund (added October 12, 1998)

                                   Page 2 of 2